Exhibit 32.2
Certification by Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The certification below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.
In my capacity as chief financial officer of Ingram Micro Inc., I hereby certify that, to the best of my knowledge, Ingram Micro Inc.’s quarterly report on Form 10-Q for the fiscal period ended October 3, 2009 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Inc.

/s/	William D. Humes

Name:	William D. Humes
Title:	Senior Executive Vice President and Chief Financial Officer
Date: November 10, 2009